ON-SITE SOURCING, INC.
2001 BROAD BASED OPTION PLAN

PURPOSE

On-Site Sourcing, Inc., a Delaware corporation (the “Company”), wishes to recruit, reward, and retain employees.  To further these objectives, the Company hereby sets forth the On-Site Sourcing, Inc. 2001 Broad Based Option Plan (the “Plan”), effective as of July 11, 2001 (the “Effective Date”), to provide options (“Options”) to employees of the Company and its Related Companies to purchase shares of the Company’s common stock (the “Common Stock”).

PARTICIPANTS

All Employees of the Company and of any Eligible Affiliates are eligible for Options under this Plan.  Eligible individuals become “optionees” when the Administrator grants them an option under this Plan.  The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

Employee means any person employed as a common law employee of the Company or of a Related Company.

ADMINISTRATOR

The Administrator is the Board of Directors of the Company (the "Board"), unless the Board specifies a committee of the Board (which could be a committee of one).

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan.  Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions.  The Administrator may delegate its functions (other than those described in the Granting of Options section) to officers or other Employees of the Company.

The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option.  The Administrator may act through meetings of a majority of its members or by unanimous consent.

The Administrator may provide that an Option is exercisable for shares while the shares are subject to forfeiture under conditions the Administrator specifies.

The Administrator may also make direct grants of Common Stock (with any or no restrictions) as a bonus or other incentive or to grant such stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including the Company’s bonus plans or any deferred compensation plans.

GRANTING OF OPTIONS

Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the persons who receive Options,

the terms of such Options,

the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

the time and conditions for expiration of the Options, and

the form of payment due upon exercise.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

Options will be nonqualified stock options (“NQSOs”) not intended to be within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

          Substitutions

The Administrator may grant Options in substitution for options or other equity interests held by individuals who become Employees of the Company or of a Related Company as a result of the Company’s or Related Company’s acquiring or merging with the individual’s employer or acquiring its assets.  In addition, the Administrator may provide for the Plan’s assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant (or who were eligible under the acquired company’s plan), including (i) persons who provided services to any acquired company or business, (ii) persons who provided services to the Company or any Related Company, and (iii) persons who received option grants from the Company before the Effective Date of the Plan.  If appropriate to conform the Options to the interests for which they are substitutes, the Administrator may grant substitute Options under terms and conditions (including Exercise Price) that vary from those the Plan otherwise requires.

DATE OF GRANT

The Date of Grant will be the date as of which the Administrator grants an Option to a person, as specified in the Plan or in the Administrator’s minutes or other written evidence of action.

EXERCISE PRICE

The Exercise Price is the value of the consideration that an optionee must provide in exchange for one share of Common Stock.  The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time.  The Company may use the consideration it receives from the optionee for general corporate purposes.  The Exercise Price per share for Options may not be less than 85% of the Fair Market Value of a share on the Date of Grant.

The Administrator may satisfy any state law requirements regarding adequate consideration for stock grants by, among other methods, (i) issuing Common Stock held as treasury stock or (ii) charging the recipients at least the par value for the shares received.  The Administrator may also designate that a recipient may satisfy the preceding clause (ii) either by direct payments or by the Administrator’s withholding from other payments due to the recipient.

          FAIR MARKET VALUE

Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

by the closing sale price on the day preceding the Date of Grant;

if the Common Stock does not trade on a national securities exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, by the average of the closing bid and asked prices that Nasdaq reports for such date;

if there are no such closing bid and asked prices, by the average of the closing bid and asked prices as reported by any other commercial service for such date; or

if the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.  The Administrator can substitute a particular time of day or other measure of  “closing sale price” or “bid and asked prices” if appropriate because of changes in exchange or market procedures.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Options are conditioned on the optionees’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY

The Administrator will determine the times and conditions for exercise of each Option.

Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

If the Administrator does not specify otherwise, Options will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Option Agreement).  The Administrator has the sole discretion to determine that a change in service–providing relationship eliminates any further service credit on the exercise schedule.

No portion of an Option that is unexercisable at an optionee’s termination of service-providing relationship (for any reason) will thereafter become exercisable (and the optionee will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Option Agreement provides otherwise, either initially or by amendment.

          SUBSTANTIAL CORPORATE CHANGE

Upon a Substantial Corporate Change, the Plan and any unexercised Options will terminate (after the occurrence of one of the alternatives set forth below under Termination Alternatives) unless either (i) an option agreement with an optionee provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or

the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices (and with fractional shares rounded down to the nearest whole share unless the Administrator determines otherwise), in which event the Options will continue in the manner and under the terms so provided, with such increases in exercisability, if any, as the Administrator determines appropriate in its sole discretion.

                           Termination Alternatives

If an Option would otherwise terminate under the preceding sentence, the Administrator will either provide that optionees will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Options, including, if the Administrator so determines in its sole discretion, portions of the Options not already exercisable or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or the Administrator determines it is appropriate, any required tax withholdings).

A “Substantial Corporate Change” means any of the following events:

(i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an Excluded Owner) acting together,

(ii) complete or substantially complete dissolution or liquidation of the Company,

(iii) a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”), or

(iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

An “Excluded Owner” consists of the Company, any Related Company, any Company benefit plan or any underwriter temporarily holding securities for an offering of such securities.

Even if other tests are met, a SUBSTANTIAL CORPORATE CHANGE has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.  The Administrator may determine that a particular optionee’s Options will not become fully exercisable as a result of what the Administrator, in its sole discretion, determines is the optionee’s insufficient cooperation with the Company with respect to a SUBSTANTIAL CORPORATE CHANGE.  The Administrator may allow conditional exercises in advance of the completion of a SUBSTANTIAL CORPORATE CHANGE that are then rescinded if no SUBSTANTIAL CORPORATE CHANGE occurs.  The Administrator may also provide that the accelerations under the SUBSTANTIAL CORPORATE CHANGE occur automatically up to six months after the SUBSTANTIAL CORPORATE CHANGE.

Any Option granted to an optionee in replacement of other awards not under this Plan will not become fully exercisable upon a SUBSTANTIAL CORPORATE CHANGE  unless (i) the plan under which the awards were originally granted specifically provided for such acceleration, (ii) the Administrator provided for such acceleration in replacing the options, or (iii) the Administrator so provides.

The Board or other Administrator may take any actions described in the SUBSTANTIAL CORPORATE CHANGE section, without any requirement to seek optionee consent.

METHOD OF EXERCISE

To exercise any exercisable portion of an Option, the optionee must:

Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

Pay the full Exercise Price by cash or a cashier’s or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include (i) monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) the use of Common Stock); and

Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

If the Administrator agrees to allow an optionee to pay through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender.  Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise.  The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.

OPTION EXPIRATION

No one may exercise an Option more than ten years after its Date of Grant.  An Optionee will immediately forfeit and can never exercise any portion of an Option that is unexercisable at his termination of service-providing relationship (for any reason), unless the Option Agreement provides otherwise, either initially or by amendment.  Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Option after the first to occur of:

             EMPLOYMENT TERMINATION

The 90th day after the date of termination of the service-providing relationship (other than for death or Disability), where termination of service-providing relationship means the time when the employer-employee or other individual service-providing relationship between the individual and the Company (and all Related Companies) ends for any reason.  The Administrator may provide that Options terminate immediately upon termination of employment for “cause” under an Employee’s employment or consultant’s services agreement or under another definition specified in the Option Agreement.  Unless the Option Agreement or the Administrator provides otherwise, termination of service-providing relationship includes instances in which the Company immediately rehires a common law employee as an independent contractor.  The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise schedule during a leave rather than to terminate the option.

             GROSS MISCONDUCT

For the Company’s termination of the optionee’s service-providing relationship as a result of the optionee’s Gross Misconduct, the time of such termination.  For purposes of this Plan, “Gross Misconduct” means the optionee has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or a Related Company;

committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or any Related Company, or any felony; or

committed an act of gross negligence or otherwise acted with willful disregard for the Company’s or a Related Company’s best interests in a manner that has resulted or is likely to result in material harm to the Company or a Related Company.

If the optionee has a written employment or other agreement in effect at the time of his termination that specifies “cause” for termination, “Gross Misconduct” for purposes of his termination will refer to “cause” under the employment or other agreement, rather than to the foregoing definition.

          DISABILITY

The one year anniversary of the optionee’s termination of employment for disability, where “disability” means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or, if the Company then maintains long-term disability insurance, the date as of which the individual is eligible for benefits under that insurance; or

          DEATH

The first anniversary of the optionee’s date of death.

If exercise is permitted after termination of service-providing relationship, the Option will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider.

Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this Option Expiration section make an Option exercisable that has not otherwise become exercisable, unless the Administrator specifies otherwise.

OPTION AGREEMENT

Option Agreements (which could be certificates) will set forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable.  To the extent the agreement is inconsistent with the Plan, the Plan will govern.  The Option Agreements may contain special rules.

PUT AND CALL RIGHTS; OTHER RESTRICTIONS

The Administrator may provide in Option Agreements or other agreements that the Company has the right (or obligation) to purchase outstanding Options, or the shares received from exercising an Option, under certain circumstances, including termination of service-providing relationship for any reason or death and may provide for rights of first refusal.  The Administrator may distinguish between unexercisable and exercisable Options.  The Administrator may provide in Option Agreements that individuals who receive shares from exercising an Option may not transfer such shares without complying with the agreement’s conditions.

STOCK SUBJECT TO PLAN

Except as adjusted below under Adjustments upon Changes in Capital Stock, the aggregate number of shares of Common Stock that may be issued under Options may not exceed 250,000 shares.

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares.  If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year’s limit, if any, for a given individual).  Shares used as payment for the Exercise Price or any required withholdings will be added back to the totals available for issuance.

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE

During the optionee’s lifetime and except as provided under Transfers, Assignments, and Pledges, only the optionee or his duly appointed guardian or personal representative may exercise the Options.  After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option.  If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise the Option.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK

Subject to any required action by the Company (which it agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Option, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases),

the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event.  (This adjustment does not apply to Common Stock that the optionee has already purchased, which is subject to the adjustments applicable to Common Stock.)  Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option’s Exercise Price.  The Board or other Administrator may take any actions described in this section without any requirement to seek optionee consent.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides.  The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

RELATED COMPANY EMPLOYEES

Employees of Eligible Affiliates will be entitled to participatein the Plan, except as otherwise designated by the Board or the Administrator.

“Eligible Affiliate” means each of the Related Companies, except as the Administrator otherwise specifies.  “Related Company” means, in general, any corporation in an unbroken chain of corporations including the Company if, at the time an Option is granted to a participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain.  Related Company also includes a single-member limited liability company included within the chain described in the preceding sentence.  The Board or the Administrator may use a different definition of Related Company and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

LEGAL COMPLIANCE

The Company will not issue any shares of Common Stock under an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met.  To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions.  No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws.  Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations.  To the extent permitted by applicable law, the Plan and any Options will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS

Unless a registration statement under the Securities Act covers the shares of Common Stock an optionee receives upon exercising his Option, the Administrator may require, at the time of such exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act.  Unless the shares are registered under the Securities Act, the optionee must acknowledge:

that the shares purchased on exercise of the Option are not so registered, and that the optionee may not sell or otherwise transfer the shares unless such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, rights of repurchase, and voting agreements set forth in or incorporated by reference into other applicable documents, including the Option Agreements, or the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.

TAX WITHHOLDING

The optionee must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Option.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier’s check or certified check, the full amounts, if any, required for withholding.   Payment of withholding obligations is due before the Company will issue any shares on exercise or, if the Administrator so requires, at the same time as is payment of the Exercise Price.  If the Administrator so determines, the optionee may instead satisfy the minimum level of withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or by having a broker tender to the Company cash equal to the withholding taxes.  Without any requirement to seek an optionee's consent, the Company may require the optionee to use one or more specified brokerage firms to exercise and to hold shares received from Options until the later of one year after exercise or two years after the Date of Grant.

TRANSFERS, ASSIGNMENTS, AND PLEDGES

Unless the Administrator otherwise approves in advance in writing for estate planning or other purposes, an Option may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution.  If necessary to comply with Rule 16b-3, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.  The Administrator may, in its discretion, expressly provide that an optionee may transfer his Option, without receiving consideration, to (i) members of his immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.

AMENDMENT OR TERMINATION OF PLAN AND OPTIONS

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the optionees or their beneficiaries; provided, however, that such actions are consistent with this section.  Except as required by law or by the SUBSTANTIAL CORPORATE CHANGE section, the Administrator may not, without the optionee’s or beneficiary’s consent, modify the terms and conditions of an Option so as to materially adversely affect the optionee.  No amendment, suspension, or termination of the Plan will, without the optionee’s or beneficiary’s consent, terminate or materially adversely affect any right or obligations under any outstanding Options, except as provided in the SUBSTANTIAL CORPORATE CHANGE Section.

PRIVILEGES OF STOCK OWNERSHIP

No optionee and no beneficiary or other person claiming under or through such optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, already issued to such optionee.

EFFECT ON OTHER PLANS

Whether exercising an Option causes the optionee to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity.  The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT

Nothing contained in this Plan constitutes an employment contract between the Company and the optionees.  The Plan does not give any optionee any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the optionee’s employment or other relationship with the Company.

APPLICABLE LAW

The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN

Unless the Board extends the Plan’s term, the Administrator may not grant Options after July 11, 2011.  The Plan will then terminate but will continue to govern unexercised and unexpired Options.